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Exhibit 5.1
	May 13, 1996

Harman International Industries, Incorporated
1101 Pennsylvania Avenue, N.W.
Suite 1010
Washington, D.C. 20004

Ladies and Gentlemen:

     We have acted as counsel to Harman International Industries, Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3, Registration No. 333-03189 (the "Registration Statement"), under the
Securities Act of 1933, as amended, with respect to the registration of (i) 4,000,000 shares of Common Stock of the Company (2,000,000 to be offered and sold by the Company and 2,000,000 shares to be offered and sold by certain Selling Stockholders) and (ii) 600,000 shares of Common Stock of the Company reserved for over-allotment options granted to the Underwriters (defined below) (300,000 shares reserved for over-allotment option granted by the Company and 300,000 shares reserved for over-allotment option granted by certain Selling Stockholders) (collectively, such 4,600,000 shares of Common Stock are referred to herein as the "Shares"). The Shares will be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Company, the Selling Stockholders named therein and Montgomery Securities, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., and J.P. Morgan & Co. (the "Underwriters").

     We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereupon we are of the opinion that:

     The Shares have been duly authorized and, when issued by the Company or sold by the Selling Stockholders and delivered to the Underwriters pursuant to the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

                                            Very truly yours,

                                        /s/ Jones, Day, Reavis & Pogue
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                                            Jones, Day, Reavis & Pogue